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Exhibit 99T3F

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.08; 7.10
	(b)	7.08; 7.10; 12.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.07; 4.08; 12.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	10.06
	(e)	12.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 12.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.05
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(c)	12.01

N.A. means not applicable.

*
This Cross-Reference Table is not part of the New Convertible Indenture.

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  Exhibit 99T3F
CROSS-REFERENCE TABLE